Exhibit 10.1

SECOND AMENDMENT

TO

AMENDED AND RESTATED FINANCING AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED FINANCING AGREEMENT (this “Amendment”) is made and entered into as of April 8, 2013 by and among Unigene Laboratories, Inc., a Delaware corporation (“Principal Borrower”), the financial institutions party hereto as “Lenders” (collectively, “Lenders”), and Victory Park Management, LLC, as administrative agent and collateral agent (in such capacity, “Agent”) for Lenders and the Holders (as defined in the Financing Agreement (as defined below)); all capitalized terms used and not otherwise defined herein and in the Exhibits shall have the respective meanings ascribed to them in the Financing Agreement or, if not defined in the Financing Agreement, the respective meanings ascribed to them in the Notes (as defined below).

WHEREAS, Principal Borrower, Lenders and Agent are parties to that certain Amended and Restated Financing Agreement dated as of March 16, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”);

WHEREAS, the parties to the Financing Agreement have agreed to enter into this Amendment to evidence (i) the amendment of certain provisions of the Financing Agreement, and (ii) the other agreements set forth herein, in each case on the terms and subject to the conditions set forth herein; and

WHEREAS, the Board of Directors of Principal Borrower, acting upon the unanimous recommendation of the Special Committee (as defined below), has, by unanimous vote of all of the directors serving thereon (other than Richard Levy, who abstained), (i)(a) determined that it is in the best interests of Principal Borrower and its stockholders, and declared it advisable, to enter into this Amendment, the Second Amendment Notes (as defined below), and all documents and instruments delivered in connection therewith, and (b) approved the execution, delivery and performance of this Amendment and the Second Amendment Notes and the consummation of the transactions contemplated hereby and thereby.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendments to Financing Agreement. Subject to the terms and conditions of this Amendment, including the satisfaction of the conditions precedent set forth in Section 3 hereof, effective as of the Second Amendment Effective Date (as defined below), the Financing Agreement shall be amended as follows:

(a)           Section 1.1 of the Financing Agreement shall be amended by adding the terms “Second Amendment,” “Second Amendment Effective Date” and “Second Amendment Notes,” thereto in proper alphabetical order, the definitions of which shall read as follows:

“Second Amendment” means that certain Second Amendment to Amended and Restated Financing Agreement, dated as of April 8, 2013, by and among Principal Borrower, Agent and Lenders party thereto.

“Second Amendment Effective Date” shall have the meaning given such term in Section 3 of the Second Amendment.

“Second Amendment Notes” shall have the meaning given such term in Section 2(a) of the Second Amendment.

(b)           The definition of Maturity Date set forth in Section 1.1 of the Financing Agreement shall be amended and restated in its entirety to read as follows:

“Maturity Date” means (a) with respect to the Existing Notes, the earlier of (i) March 17, 2013 and (ii) such earlier date as the unpaid principal balance of all outstanding Notes becomes due and payable pursuant to the terms of this Agreement and the Notes, (b) with respect to the First Amendment Notes, the earlier of (i) September 21, 2013 and (ii) such earlier date as the unpaid principal balance of all outstanding Notes becomes due and payable pursuant to the terms of this Agreement and the Notes and (c) with respect to the Second Amendment Notes, the earlier of (i) June 7, 2013 and (ii) such earlier date as the unpaid principal balance of all outstanding Notes becomes due and payable pursuant to the terms of this Agreement and the Notes. All references in this Agreement, the Notes and the other Transaction Documents to Maturity Date shall be deemed a reference to the applicable Maturity Date pertaining to a particular class of Notes.

(c)           The definition of Notes set forth in Section 1.1 of the Financing Agreement shall be amended and restated in its entirety to read as follows:

“Notes” has the meaning set forth in Section 2.1 and shall include, in any event, the Existing Notes reissued on the Existing Note Reissuance Date, the First Amendment Notes and the Second Amendment Notes.

(d)           Section 2.2(a) of the Financing Agreement shall be amended and restated in its entirety to read as follows:

(a)           Rate of Interest. Each Note shall bear interest on the unpaid principal amount thereof from the date issued through the date such Note is paid in full in cash (whether upon final maturity, by redemption, prepayment, acceleration or otherwise) at the Current Interest Rate. Interest on each Note shall be computed on the basis of a 360-day year and actual days elapsed and, subject to Section 2.2(b), shall be payable in arrears, (i) with respect to each Existing Note, on the Maturity Date of such Note (without affecting any prior payment or capitalization of interest prior to the First Amendment Effective Date), and (ii) with respect to each First Amendment Note and each Second Amendment Note, on the Maturity Date of such Note (in each case, an “Interest Date”). All references in this Agreement, the Notes and the other Transaction Documents to an Interest Date shall be deemed a reference to the applicable Interest Date pertaining to a particular class of Notes.

(e)           Section 8.24 of the Financing Agreement shall be amended by adding the following sentence to the end thereof:

The Borrowers will use the proceeds from the sale of the Second Amendment Notes for working capital purposes not in contravention of any law, ordinance or regulation of any Governmental Authority and not in violation of this Agreement; provided (i) any expenditures made with such proceeds are in accordance with the most recent quarterly cash flow forecast approved by Agent pursuant to the terms of the First Amendment and (ii) in no event shall such proceeds be used to make any payments under the Settlement Agreement Documents or in connection with the Affiliate Indebtedness.

(f)            Section 8.31 of the Financing Agreement shall be amended and restated in its entirety to read as follows:

8.31        Reservation of Shares. Principal Borrower shall take all action necessary to reserve and keep available for conversions under the Notes (a) [INTENTIONALLY OMITTED]; (b) as of, and at all times after, the Filing but prior to the Subsequent Closing Date, a number of authorized and unissued shares of Common Stock equal to at least one hundred fifty percent (150%) of the number of Conversion Shares issuable upon the conversion (at the Conversion Price then in effect) of all of the principal amount then outstanding under the Notes (together with accrued and unpaid interest thereon); (c) as of, and at all times after, the Subsequent Closing Date but prior to the Second Filing, all shares of Common Stock previously reserved for issuance for conversions under the Notes plus all shares of Common Stock authorized, unissued and unreserved immediately prior to the Subsequent Closing Date (each as set forth on the update to Schedule 8.31 included in the First Amendment Disclosure Letter), but less the Retention Option Shares; and (d) as of, and at all times after, the Second Filing, a number of authorized and unissued shares of Common Stock equal to at least one hundred ten percent (110%) of the number of Conversion Shares issuable upon the conversion of all of the principal amount then outstanding under the Notes (together with all interest then accrued and unpaid thereon) (such aggregate amount, the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and any increase in the number of shares of Common Stock so reserved shall be deemed to be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the time of issuance of the Notes or increase in the number of reserved shares, as the case may be. In the event any holder of Notes shall sell or otherwise transfer any portion of its Notes, each transferee shall be allocated a pro rata portion of the number of shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and deemed to be allocated to any Person that ceases to hold any Notes shall be allocated to the remaining holders of the Notes, pro rata based on the principal amount of the Notes then held by such holders. Notwithstanding the foregoing, (i) Principal Borrower shall take all action necessary to reserve and keep available (from the Required Reserve Amount), solely for conversions of the Second Amendment Notes, as of, and at all times after, the Second Amendment Effective Date, the number of Conversion Shares issuable upon conversion of all of the principal amount then outstanding under the Second Amendment Notes (together with all interest then accrued and unpaid thereon); (ii) the initial number of shares of Common Stock reserved for conversions of the Second Amendment Notes and any increase in the number of shares of Common Stock so reserved shall be deemed to be allocated pro rata among the holders of the Second Amendment Notes based on the principal amount of the Second Amendment Notes held by each holder at the time of issuance of the Second Amendment Notes or increase in the number of reserved shares, as the case may be; (iii) in the event any holder of Second Amendment Notes shall sell or otherwise transfer any portion of its Second Amendment Notes, each transferee shall be allocated a pro rata portion of the number of shares of Common Stock reserved for such transferor; and (iv) any shares of Common Stock reserved and deemed to be allocated to any Person that ceases to hold any Second Amendment Notes shall be allocated to the remaining holders of the Second Amendment Notes, pro rata based on the principal amount of the Second Amendment Notes then held by such holders.

(g)           Section 10.1(x) of the Financing Agreement shall be amended and restated in its entirety to read as follows:

(x)            a Conversion Failure (as defined in the applicable Note);

(h)           Section 10.2(a) of the Financing Agreement shall be amended and restated in its entirety to read as follows:

(a)           Promptly after the occurrence of an Event of Default, the Borrowers shall deliver written notice thereof via email, facsimile and overnight courier (an “Event of Default Notice”) to the Agent and the Holders. At any time after the earlier of the Agent’s and the Holders’ receipt of an Event of Default Notice and the Agent and the Holders becoming aware of an Event of Default which has not been cured or waived, the Required Holders may require the Borrowers to redeem at any time and from time to time all or any portion of the Notes (an “Event of Default Redemption”) by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Borrowers (with a copy thereof promptly delivered to each Holder), which Event of Default Redemption Notice shall indicate the portion of the Notes that the Required Holders are requiring the Borrowers to redeem; provided, that (i) upon the occurrence of any Event of Default described in Section 10.1(c) or Section 10.1(d), the Notes, in whole, shall automatically, and without any action on behalf of the Agent or any Holder, be redeemed by the Borrowers and (ii) any such redemption of the Second Amendment Notes shall be subject to the rights of the Holders thereof to opt-out of any Event of Default Redemption pursuant to the last sentence of this Section 10.2(a). All Notes subject to redemption by the Borrowers pursuant to this Section 10.2 shall be redeemed by the Borrowers at a price equal to the outstanding principal amount of the Notes, plus the Yield Maintenance Premium, plus accrued and unpaid interest and accrued and unpaid Late Charges (the “Event of Default Redemption Price”); provided, however, if the applicable Event of Default is a Triggering Event, the price for redemption of the Notes shall be equal to the greater of (i) an amount equal to the sum of one hundred fifteen percent (115%) of the outstanding principal amount of the Notes, plus accrued and unpaid interest, plus accrued and unpaid Late Charges and (ii) an amount equal to the product of (A) the number of Conversion Shares into which the principal amount and all accrued and unpaid interest outstanding under the Notes may, without giving effect to any limitations set forth in Section 4 of the Notes, be converted as of the date of the Triggering Event pursuant to the terms of the Notes, multiplied by (B) the Weighted Average Price (as defined in the Notes) for one (1) share of Common Stock as of the date of the Triggering Event (the “Triggering Event Redemption Price”). Upon the delivery of an Event of Default Redemption Notice and upon the occurrence of any Event of Default described in Section 10.1(c) or Section 10.1(d), any agreement of the Lenders or Holders, as applicable, to purchase additional Notes under this Agreement shall irrevocably terminate. Notwithstanding anything to the contrary contained herein, a Holder of Second Amendment Notes may opt-out of an Event of Default Redemption with respect to all or any portion of its Second Amendment Notes (without such opt-out being deemed a waiver by such Holder of any of its rights and remedies with respect to the applicable Event of Default and without prejudicing such Holder’s right to participate in, or invoke, a subsequent Event of Default Redemption) if such Holder provides written notice of same to Agent within five Business Days of such Holder’s receipt of written notice that Lenders have delivered an Event of Default Redemption Notice (or, in the case of an Event of Default under Sections 10.1(c) or 10.1(d), at any time on or prior to the date that the Notes are to be redeemed); provided if no such notice is received by Agent within such five Business Day period each applicable Holder shall be deemed to have consented to all of its Second Amendment Notes being the subject of an Event of Default Redemption.

(i)            Section 13.6 of the Financing Agreement shall be amended and restated in its entirety to read as follows:

Section 13.6     Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Lenders, the Borrowers, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Borrowers or any Lender makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement, the Notes or any of the other Transaction Documents may be amended or waived other than by an instrument in writing signed by the Borrowers, the Agent and the Required Holders (or by the Agent with the consent of the Required Holders) (provided, that (i) no amendment or waiver hereof shall increase any Lender’s obligations hereunder or materially adversely affect the rights of such Lender hereunder, in either case, without such Lender’s written consent, (ii) no amendment or waiver shall extend the due date of any payment hereunder or under the Notes, decrease the amount of interest or other compensation payable hereunder or under the Notes, or modify Section 8.1 or this Section 13.6 without the consent of the Holders of all Notes and (iii) no amendment or waiver shall modify any terms set forth herein specifically pertaining to the Second Amendment Notes (versus all Notes generally), without the consent of Holders holding a majority of the outstanding principal balance of the Second Amendment Notes), and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 13.6 shall be binding on all Lenders and holders of Securities, as applicable. No such amendment or waiver shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or Holders of Notes, as the case may be. None of the Borrowers has, directly or indirectly, made any agreements with any Lenders relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, each of the Borrowers confirms that, except as set forth in this Agreement, no Lender has made any commitment or promise or has any other obligation to provide any financing to the Borrowers or otherwise.

(j)            Exhibit A to the Financing Agreement shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto. All Notes in existence on the Second Amendment Effective Date shall remain outstanding on the terms set forth in such Notes. All Second Amendment Notes shall be issued on and dated the Second Amendment Effective Date, in the form of the Note attached hereto as Exhibit A (with appropriate terms as set forth therein pertaining to the applicable class of Note).

2.             Other Agreements.

(a)           The parties hereto hereby agree that, subject to the satisfaction (or waiver by the applicable Lender) of the conditions set forth herein and on Exhibit B attached hereto, VPC Fund II, L.P. agrees to purchase, and Principal Borrower agrees to issue and sell to VPC Fund II, L.P., in each case on the Second Amendment Effective Date, Notes (in addition to the Notes outstanding on the Second Amendment Effective Date), in the form attached hereto as Exhibit A (with appropriate terms as set forth therein pertaining to the applicable class of Note), in the principal amount of $750,000 (the “Second Amendment Notes”). For all purposes of the Financing Agreement and the other Transaction Documents, the Second Amendment Notes issued pursuant to this Section 2(a) shall constitute “Notes” as defined in the Financing Agreement and all obligations, liabilities and indebtedness of Principal Borrower thereunder or evidenced thereby shall constitute “Obligations” as defined in the Financing Agreement. On the Second Amendment Effective Date, subject to the terms and conditions hereof, on Exhibit B attached hereto and the Financing Agreement, (i) VPC Fund II, L.P. shall pay the purchase price in respect of the Second Amendment Notes issued pursuant to this Section 2(a) (which purchase price shall equal $750,000) to Principal Borrower for such Second Amendment Notes to be issued and sold to VPC Fund II, L.P. on the Second Amendment Effective Date (such purchase price to be wire transferred in immediately available funds in accordance with Principal Borrower’s written wire instructions), and (ii) Principal Borrower shall deliver to VPC Fund II, L.P. the Second Amendment Notes issued pursuant to this Section 2(a) (in the denominations as VPC Fund II, L.P. shall have requested prior to the Second Amendment Effective Date), duly executed on behalf of Principal Borrower and registered in the name of VPC Fund II, L.P. or its designee.

(b)           Principal Borrower hereby ratifies and confirms its liabilities, obligations and agreements under the Financing Agreement and the other Transaction Documents (provided that the foregoing shall not be deemed to be a bring down of any representations and warranties set forth in the Financing Agreement and the other Transaction Documents except for the making of the representations and warranties set forth in Section 5 of this Amendment), and the liens and security interests created, granted and perfected thereby, and acknowledges that: (i) it has no defenses, claims or set-offs to the enforcement by Agent and/or Lenders (or any of them) of such liabilities, obligations and agreements through and as of the date hereof (which acknowledgment pursuant to this clause (i) shall be deemed remade by Principal Borrower as of the Second Amendment Effective Date); (ii) Agent and Lenders have fully performed all undertakings owed to Principal Borrower through and as of the date hereof (which acknowledgment pursuant to this clause (ii) shall be deemed remade by Principal Borrower as of the Second Amendment Effective Date); (iii) the Recitals set forth above are true and correct in all material respects and hereby are incorporated into this Amendment by this reference; and (iv) neither Agent nor any of the Lenders waives, diminishes or limits any term or condition contained in the Financing Agreement or in any of the other Transaction Documents. Principal Borrower hereby acknowledges, confirms and agrees that (i) as of the date of this Amendment, the outstanding principal amount of the Notes (excluding the Second Amendment Notes) is $47,816,609.40 and accrued interest under the Notes (excluding the Second Amendment Notes) is $7,943,001.22; (ii) it is obligated on account of all accrued and unpaid interest, fees and other costs and expenses payable under the Financing Agreement and the other Transaction Documents; and (iii) the payment of such amounts is not subject to any defense, counterclaim, recoupment or offset of any kind.

(c)           Principal Borrower agrees that if at any time hereafter while any of the Notes remain outstanding Principal Borrower does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (as defined in the Financing Agreement), then Principal Borrower shall immediately take all action necessary to increase Principal Borrower’s authorized shares of Common Stock to an amount sufficient to allow Principal Borrower to reserve the Required Reserve Amount for the Notes then outstanding.

(d)           At the request of Principal Borrower, Agent and Lenders hereby consent to the proposed terms of an equity transfer agreement by and among Principal Borrower, Nordic Bioscience Clinical Development A/S, a Danish limited liability company, and NU-Co Development GMBH, a company organized under the laws of Switzerland (“NU-Co”), regarding a sale of Principal Borrower’s equity interests in Nu-Co on terms discussed among Principal Borrower, Agent and Lenders prior to the date hereof (such agreement, whether prepared in accordance with such terms so discussed (which terms include the Principal Borrower receiving, at a minimum, no less than $1,000,000 of net cash proceeds from such sale) or on such other terms as agreed to by Agent and Lenders in their sole discretion, the “Equity Transfer Agreement”). Notwithstanding the foregoing, the parties hereto hereby agree that all proceeds received by Principal Borrower under, or in connection with, the Equity Transfer Agreement shall constitute the proceeds of an Asset Sale and shall, immediately upon Principal Borrower’s receipt thereof, be used to make a mandatory prepayment of the Notes in accordance with the terms of Sections 2.3(b) and 2.3(d) of the Financing Agreement. The amount of such mandatory prepayments shall be subject to the re-loan provisions of Section 3(b) of the First Amendment; provided that (i) except as set forth in this Amendment, the Lenders shall only be required to re-loan such amounts to Principal Borrower in accordance with the terms of such Section 3(b) of the First Amendment, (ii) notwithstanding the terms of Section 3(b) of the First Amendment, such loans shall be evidenced only by Notes in the form of Second Amendment Notes (including, without limitation, with respect to determining the Conversion Price of such Notes) and (iii) notwithstanding the terms of Section 3(b) of the First Amendment, the only conditions precedent to the making of such loans shall be the issuance of the applicable Notes evidencing such loans and that no Event of Default (other than the Designated Events of Default and Incipient Events of Default, each as defined in the First Amendment, and any Event of Default in existence on the date hereof for which Borrower has provided notice to Agent or for which Agent otherwise has actual knowledge as of the date hereof) has occurred and is continuing. Principal Borrower agrees that any proceeds of loans made to Principal Borrower pursuant to this Section 2(d) and Section 3(b) of the First Amendment shall only be used by Principal Borrower for working capital and other general corporate purposes (provided that (x) any expenditures made with such proceeds shall be made in accordance with the most recent quarterly cash flow forecast approved by Agent pursuant to the terms of the First Amendment and (y) in no event shall such proceeds be used to make any payments under the Settlement Agreement Documents (as defined in the First Amendment) or in connection with the Affiliate Indebtedness).

(e)            Principal Borrower agrees that for so long as any amounts are outstanding under the First Amendment Notes or the Second Amendment Notes, the Principal Borrower shall not issue any shares of Common Stock, Options (as defined in the Second Amendment Notes) or Convertible Securities (as defined in the Second Amendment Notes) without the prior written consent of the Agent; provided that the foregoing restriction shall not apply to issuances of shares of Common Stock, Options or Convertible Securities that would constitute Exempted Issuances under clauses (C), (D), (E) or (J) of the definition of “Exempted Issuances” under the Second Amendment Notes.

(f)            Notwithstanding the provisions of each of the Existing Notes relating to adjustments of the Conversion Price thereunder, the parties hereto hereby acknowledge and agree that the Conversion Price of the Existing Notes shall not be adjusted under Section 2(e) of the Existing Notes solely as a result of this Amendment or the issuance and delivery of the Second Amendment Notes on the date hereof.

3.              Conditions. This Amendment shall be a binding agreement among the parties hereto upon the satisfaction of the following conditions precedent (the first date all such conditions set forth in this Section 3 are satisfied, the “Second Amendment Effective Date”):

(a)            the execution and delivery of this Amendment by all parties hereto;

(b)           the Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market;

(c)            Principal Borrower shall have duly executed and delivered to Lenders the Second Amendment Notes in accordance with the terms of this Amendment and the Financing Agreement (as amended hereby);

(d)           prior to the Second Amendment Effective Date, Principal Borrower shall have taken such steps as may be permitted to cause the transactions contemplated hereby, including any related acquisition (or deemed acquisition) from Principal Borrower, or disposition (or deemed disposition) to Principal Borrower, of Common Stock (or derivative securities relating thereto) by each of Lenders and their respective Affiliates (including Victory Park Capital Advisors, LLC, Victory Park GP, LLC, Victory Park GP II, LLC, Jacob Capital, L.L.C. and Richard Levy), and by each other individual who is or will be subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the transactions contemplated by this Amendment, to be exempt from Section 16(b) of the 1934 Act pursuant to Rule 16b-3 thereunder (if and to the extent any such transaction, acquisition (or deemed acquisition) or disposition (or deemed disposition) would otherwise be subject to Section 16(b) of the 1934 Act), in a manner acceptable to Agent, and shall have provided to Agent copies of resolutions of the Board (in a form acceptable to Agent) approving such transactions for purposes thereof, certified by the Secretary of Principal Borrower; and

(e)           Agent shall have received, duly executed and delivered by the parties thereto where applicable, the agreements, documents and instruments set forth on Exhibit C attached hereto, in each case in form and substance reasonably acceptable to Agent.

4.              General Release. In consideration of Lenders’ and Agent’s agreements contained in this Amendment, Principal Borrower, on behalf of itself and each of its Subsidiaries, hereby irrevocably releases and forever discharges Lenders and Agent and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants, attorneys, members, managers, partners, investment managers, principals and portfolio companies (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Principal Borrower ever had or now has against Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person relating to the Financing Agreement or any other Transaction Document on or prior to the Second Amendment Effective Date.

5.              Representations, Warranties and Covenants of Principal Borrower. To induce each Lender and Agent to execute and deliver this Amendment, Principal Borrower represents, warrants and covenants that, as of the Second Amendment Effective Date:

(a)           Duly Incorporated; Power and Authority. Principal Borrower is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own its properties and to carry on its business as now being conducted or proposed to be conducted.

(b)           Authority; Authorization.

(i)         Principal Borrower has the requisite corporate power and authority to enter into and perform its obligations under this Amendment, the Second Amendment Notes and all other documents and instruments delivered in connection herewith; and

(ii)        The execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith by Principal Borrower and the consummation by Principal Borrower of the transactions contemplated hereby, including the issuance of the Second Amendment Notes by Principal Borrower and the issuance of the Conversion Shares upon conversion of the Second Amendment Notes, have been duly authorized by the Board, upon the unanimous recommendation of the Special Committee, and no further consent or authorization is required by or of Principal Borrower or the Board (or any committee thereof, including the Special Committee) or the stockholders of Principal Borrower, except stockholder approval of an increase in the capitalization of the Principal Borrower to permit the conversion of the Notes (other than the Second Amendment Notes) in full. Without limiting the foregoing or the Recitals hereof, the Board, by unanimous vote of all of the directors serving thereon (other than Richard Levy, who abstained), (A) determined that it is in the best interests of Principal Borrower and its stockholders, and declared it advisable, to enter into this Amendment, the Second Amendment Notes and all other documents and instruments delivered in connection herewith, and (B) approved the execution, delivery and performance of this Amendment, the Second Amendment Notes and all other documents and instruments delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby. For purposes hereof, “Special Committee” means a committee of the Board, the members of which are not affiliated with Principal Borrower, Lenders or Agent, are not members of Principal Borrower’s management, are not Lender Designees and are "independent" under the listing standards of The Nasdaq Stock Market (as if applicable to Principal Borrower), formed for the purpose of, among other things, evaluating, negotiating and making a recommendation to the full Board with respect to this Amendment and the transactions contemplated hereby and shall include any successor committee to the Special Committee existing as of the date of this Amendment or any reconstitution thereof.

(c)           Duly Executed and Delivered; Enforceability; Validity. This Amendment, the Second Amendment Notes and all documents and instruments delivered in connection herewith have been duly executed and delivered by Principal Borrower, and this Amendment, the Financing Agreement (as amended hereby), the Second Amendment Notes and all other documents and instruments delivered in connection herewith are (or, if not to be executed and delivered on the date hereof, upon execution and delivery by Principal Borrower will be) legal, valid and binding obligations of Principal Borrower, enforceable against Principal Borrower in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d)           Application of Takeover Protections; Rights Agreement. All of the “Rights,” as defined in that certain Rights Agreement, dated as of December 20, 2002, between Principal Borrower and Registrar and Transfer Company (as Rights Agent), as amended in accordance with the terms thereof (the “Rights Agreement”), have expired in accordance with the terms of the Rights Agreement, and the Rights Agreement is no longer in effect or applicable to any Lender or the transactions contemplated by this Amendment. Each of the Borrowers and its respective board of directors (or other governing body) has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under each Borrower’s certificate or articles of incorporation (or other governing documents) or the laws of the jurisdiction of its incorporation or formation which is or could become applicable to any Lender as a result of the transactions contemplated by this Amendment, including each Borrower’s issuance of the Second Amendment Notes, the Principal Borrower’s issuance of the Conversion Shares and any Lender’s ownership of the Securities. The Principal Borrower has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Principal Borrower that is currently in effect or applicable to any Lender or the transactions contemplated by this Amendment.

(e)            Intentionally Omitted.

(f)            No Conflict. Neither the execution, delivery and performance of this Amendment, the Second Amendment Notes or any of the other documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby or by the Financing Agreement (as amended hereby) does or shall (i) result in a violation of Principal Borrower’s certificate of incorporation (except that the number of authorized and unissued shares of Common Stock is not sufficient to permit conversion in full of the principal amount outstanding under the Notes (together with all accrued and unpaid interest thereon)), bylaws or other governing documents, or the terms of its Common Stock; (ii) conflict with, or constitute a breach or default (or an event which, with notice or lapse of time or both, would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract to which Principal Borrower is a party; (iii) result in any “price reset” or other material change in or other modification to the terms of any Indebtedness (except for the changes to the Indebtedness under the Financing Agreement contemplated hereby), Equity Interests or other securities of Principal Borrower; or (iv) result in a violation of any law, rule, regulation, order, judgment or decree (including (A) any Environmental Laws, or (B) federal and state securities laws), which, solely for purposes of this clause (iv), would reasonably be expected to result in a Material Adverse Effect.

(g)           Intentionally Omitted.

(h)           Director By Deputization. Principal Borrower acknowledges and agrees that by virtue of the service on the Board of Richard Levy, who has ultimate control over the investment decisions of each of Lenders (including decisions with respect to the purchase, sale and voting of the Notes and the Common Stock), as designee on the Board of Agent on behalf of Lenders pursuant to the Financing Agreement, representing the interests of Lenders and their respective Affiliates, each Lender and their respective Affiliates (including Victory Park Capital Advisors, LLC, Victory Park GP, LLC, Victory Park GP II, LLC, and Jacob Capital, L.L.C., but excluding Richard Levy (given his status as an actual director of Principal Borrower)) that beneficially owns (for any purpose of Section 16 of the 1934 Act) any shares of Common Stock (or any derivative securities with respect thereto), is, and shall hereafter remain, a “director by deputization” for purposes of Section 16 of the 1934 Act, including Rule 16b-3 thereunder and related guidance of the SEC, and Principal Borrower agrees not to take any contrary position.

6.              Ratification of Liability. Principal Borrower, as debtor, grantor, pledgor, assignor or in any other capacity in which it grants liens or security interests in its properties, hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each Transaction Document (as amended hereby) to which it is a party, and Principal Borrower hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to such Transaction Documents (as amended hereby) to which it is a party as security for the obligations under or with respect to the Financing Agreement, the Notes and the other Transaction Documents (as amended hereby), and confirms and agrees that such liens and security interests hereafter secure all of the obligations under the Transaction Documents (as amended hereby), including all additional obligations hereafter arising or incurred pursuant to or in connection with this Amendment or any Transaction Document (as amended hereby). Principal Borrower further agrees and reaffirms that the Transaction Documents (as amended hereby) to which it is a party now apply to all obligations as modified hereby (including all additional obligations hereafter arising or incurred pursuant to or in connection with this Amendment or any Transaction Document (as amended hereby)). Principal Borrower (a) further acknowledges receipt of a copy of this Amendment and all other agreements, documents, and instruments executed or delivered in connection herewith, (b) consents to the terms and conditions of same, and (c) agrees and acknowledges that each of the Transaction Documents, as amended hereby, remains in full force and effect and is hereby ratified and confirmed. Except as expressly provided herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Agent, nor constitute a waiver of any provision of any of the Transaction Documents (as amended hereby), nor constitute a novation of any of the obligations under the Transaction Documents (as amended hereby).

7.              Reference to and Effect Upon the Transaction Documents.

(a)           Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Transaction Documents, and all rights of Lenders and Agent and all of the obligations under the Transaction Documents, shall remain in full force and effect. Principal Borrower hereby confirms that the Transaction Documents (as amended hereby) are in full force and effect, and that it has no right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any such Transaction Document or its obligations thereunder.

(b)           Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment, the purchase of the Second Amendment Notes and any consents or waivers set forth herein shall not directly or indirectly: (i) create any obligation to make any further loans or to defer any enforcement action after the occurrence of any Event of Default; (ii) constitute a consent or waiver of any past, present or future violations of any Transaction Document (including, without limitation, the Designated Events of Default, the Incipient Events of Default and the Events of Default occurring subsequent to the effective date of the First Amendment in addition to any Incipient Events of Default for which Principal Borrower has provided notice to Agent of the existence thereof, each of which Events of Default Principal Borrower acknowledges remain outstanding as of the date hereof, except the Company subsequently filed a Quarterly Report on Form 10-Q for the period ended September 30, 2012); (iii) amend, modify or operate as a waiver of any provision of any Transaction Document or any right, power or remedy of any Lender or Agent or (iv) constitute a course of dealing or other basis for altering any obligations under the Transaction Documents or any other contract or instrument. Except as expressly set forth herein, each Lender and Agent reserve all of their rights, powers, and remedies under the Transaction Documents and applicable law. All of the provisions of the Transaction Documents, including the time of the essence provisions, are hereby reiterated and, if ever waived previously, are hereby reinstated.

(c)           From and after the date hereof, (i) the term “Agreement” as defined in the Financing Agreement, and all references to the Financing Agreement in any Transaction Document shall mean the Financing Agreement, as amended by this Amendment, and (ii) the term “Transaction Documents” as defined in the Financing Agreement shall include this Amendment, the Second Amendment Notes and any agreements, instruments and other documents executed or delivered in connection herewith.

8.              Costs and Expenses. Principal Borrower ratifies and reaffirms its expense reimbursement obligations pursuant to Section 13.1 of the Financing Agreement. Without limiting the generality of the foregoing, Principal Borrower shall reimburse Agent and each Lender on demand for all reasonable fees, costs and expenses, including legal expenses and reasonable attorneys’ fees (whether for internal or outside counsel), incurred by Agent or any of Lenders or their respective Affiliates in connection with (i) any and all documentation relating to, and the consummation of, the transactions contemplated hereunder and under the Financing Agreement (as amended hereby) and any other transactions between Principal Borrower and Agent and Lenders (including costs and expenses incurred in connection with the preparation and filing of all required disclosures, statements and filings under applicable securities laws), (ii) any sales of Common Stock issued upon conversion of the Notes (excluding any brokerage commissions or discounts or transfer taxes associated with any such sales) and the preparation and filing of all required disclosures, statements and filings under applicable securities laws related thereto and (iii) the engagement by Agent or any Lender of any consultant, advisor or other professional in connection with, or otherwise relating to, touching upon or concerning, the Financing Agreement, the other Transaction Documents or any other event, circumstance or matter related thereto. Principal Borrower’s expense reimbursement obligations owing to Agent and Lenders under Section 13.1 of the Financing Agreement, Section 1(e) of the First Amendment, Section 8 of the First Amendment and under this Section 8 shall be limited to $500,000 in the aggregate with respect to all fees, costs and expenses incurred by Agent and Lenders (x) in connection with the documentation, negotiation, execution and delivery of the First Amendment, this Amendment and all agreements, documents and instruments referred to on Exhibit E to the First Amendment and Exhibit C hereto and (y) during (but not after) the Forbearance Period (as defined in the First Amendment); provided, however, that the foregoing $500,000 limitation shall not apply to (A) $50,000 paid by the Principal Borrower on the date hereof to Agent and Lenders for reimbursement of Agent’s and Lenders’ fees, costs and expenses incurred by Agent and Lenders in connection with the documentation, negotiation, execution and delivery of this Amendment and all agreements, documents and instruments referred to on Exhibit C hereto and (B) fees, costs and expenses incurred by the Agent and Lenders in connection with or otherwise related to any transaction involving a sale or other disposition of all or any portion of the assets of the Principal Borrower (including in connection with the structuring of, preparing for, documenting, negotiating and consummating such sale), whether voluntary or involuntary, pursuant to an exercise of secured creditor remedies by Agent and Lenders or otherwise, and whether such fees, costs and expenses described in this clause (B) are incurred by Agent and Lenders during or after the Forbearance Period.

9.             Acknowledgment Regarding Lenders’ Purchase of Securities. Principal Borrower acknowledges and agrees that each Lender is acting solely in the capacity of an arm’s length purchaser with respect to this Amendment and the other Transaction Documents and the transactions contemplated hereby or thereby. Principal Borrower further acknowledges that none of Lenders, Agent and their respective affiliates (in their capacities as such) is acting as a financial advisor or fiduciary of Principal Borrower (or in any similar capacity) with respect to this Amendment or any of the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Lender or Agent or any of its representatives or agents in connection with this Amendment and the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Lenders’ purchase of the Securities. Principal Borrower further represents to Agent and each Lender that Principal Borrower’s decisions to enter into this Amendment and the other Transaction Documents to which it is a party have been based solely on the independent evaluation by Principal Borrower and its representatives.

10.            Acknowledgment Regarding Lender’s Trading Activity. Except as set forth in Section 7(b) of the Registration Rights Agreement, it is understood and acknowledged by Principal Borrower that none of Lenders has been asked by Principal Borrower to agree, nor has any Lender agreed, to desist from purchasing or selling, long and/or short, securities of Principal Borrower, or “derivative” securities based on securities issued by Principal Borrower or to hold Lender Shares for any specified term. Principal Borrower acknowledges that such aforementioned activities do not constitute a breach of any of the Transaction Documents.

11.            Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 13.7 of the Financing Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

12.            No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

13.            Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or by electronic transmission or similar means shall be deemed to be their original signature for all purposes.

14.            Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this Amendment in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Amendment or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; provided that, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Amendment in all other respects shall remain valid and enforceable.

15.            Further Assurances. The parties hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the Financing Agreement (as amended hereby) and the consummation of the transactions contemplated hereby and thereby.

16.            Interpretation. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” are not limiting and will be deemed to be followed by the phrase “without limitation.” The phrases “herein,” “hereof,” “hereunder” and words of similar import will be deemed to refer to this Amendment as a whole and not to any particular provision of this Amendment. The word “or” will be inclusive and not exclusive unless the context requires otherwise.

17.            Transaction Document. This Amendment constitutes a Transaction Document. Any breach by Principal Borrower of any of its agreements, covenants, representations or warranties set forth herein shall constitute an immediate Event of Default.

18.            Agent and Lenders are Creditors Only. Neither for purposes of this Amendment nor otherwise has either any Lender or Agent agreed or consented to be an agent, principal, participant, joint venturer, partner, instrumentality or alter ego of Principal Borrower or any of its Subsidiaries. Neither any Lender nor Agent is, or shall be deemed to be, in control of any of Principal Borrower or any of its Subsidiaries, their respective operations or properties, nor is any Lender or Agent acting as a “responsible person” with respect to the operation and management of any of Principal Borrower or any of its Subsidiaries or their respective properties.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.

PRINCIPAL BORROWER:

UNIGENE LABORATORIES, INC.,
a Delaware corporation

By:	/s/ Ashleigh Palmer
Name:	Ashleigh Palmer
Title:	Chief Executive Officer

AGENT:

VICTORY PARK MANAGEMENT, LLC

By:	/s/ Matthew Ray
Name:	Matthew Ray
Title:	Manager

LENDERS:

VICTORY PARK CREDIT OPPORTUNITIES, L.P.

By:	Victory Park Capital Advisors, LLC,
its investment manager

By:	/s/ Scott Zemnick
Name:	Scott Zemnick
Title:	General Counsel

VPC FUND II, L.P.

By:	Victory Park Capital Advisors, LLC,
its investment manager

By:	/s/ Scott Zemnick
Name:	Scott Zemnick
Title:	General Counsel

VPC INTERMEDIATE FUND II (CAYMAN), L.P.

By:	Victory Park Capital Advisors, LLC,
its investment manager

By:	/s/ Scott Zemnick
Name:	Scott Zemnick
Title:	General Counsel

Second Amendment to Amended and Restated Financing Agreement

LENDERS:

VICTORY PARK CREDIT OPPORTUNITIES INTERMEDIATE FUND, L.P.

By:	Victory Park Capital Advisors, LLC,
its investment manager

By:	/s/ Scott Zemnick
Name:	Scott Zemnick
Title:	General Counsel

EXHIBIT A

Revised Exhibit A to Financing Agreement – Form of Notes

(see attached)

EXHIBIT B

Conditions Precedent to Acquisition of Second Amendment Notes

The obligation of any Lender to purchase the Second Amendment Notes on the Second Amendment Effective Date is subject to the satisfaction, at or before the Second Amendment Effective Date, of each of the following conditions:

(a)          Each Borrower, as applicable, shall have executed and delivered to such Lender (i) the Second Amendment Notes (in such denominations as such Lender shall have requested prior to the Second Amendment Effective Date) being purchased by such Lender on the Second Amendment Effective Date pursuant to this Amendment and (ii) each of the other Transaction Documents to which it is a party (other than the Transaction Documents contemplated to be executed and delivered to the Agent pursuant to the other clauses of this Exhibit C).

(b)         The Borrowers shall have delivered, or caused to be delivered, to the Agent evidence satisfactory to the Agent that the Borrowers shall pay to the Agent on the Second Amendment Effective Date all fees and other amounts due and owing thereon under this Amendment and the other Transaction Documents.

(c)          Each Borrower shall have executed and delivered, or caused to be delivered, to the Agent a certificate evidencing the formation or incorporation and good standing of such Borrower in such entity’s jurisdiction of formation or incorporation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date reasonably proximate to the Second Amendment Effective Date.

(d)          Each Borrower shall have executed and delivered, or caused to be delivered, to the Agent a certificate evidencing such Borrower’s qualification as a foreign corporation or other entity and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which such Borrower conducts business, as of a date reasonably proximate to the Second Amendment Effective Date.

(e)          Each Borrower shall have executed and delivered, or caused to be delivered, to the Agent a certified copy of such Borrower’s certificate or articles of incorporation (or other applicable governing document), as certified by the Secretary of State (or comparable office) of such entity’s jurisdiction of formation or incorporation, as of a date reasonably proximate to the Second Amendment Effective Date.

(f)          Each Borrower shall have executed and delivered, or caused to be delivered, to Agent a certificate, executed by the Secretary of such Borrower and dated the Second Amendment Effective Date, as to (i) the resolutions consistent with Section 7.2 of the Credit Agreement as adopted by such Borrower’s board of directors (or other governing body) in a form reasonably acceptable to the Agent, (ii) such Borrower’s articles or certificate of incorporation (or other applicable governing document), each as in effect on the Second Amendment Effective Date, (iii) such Borrower’s bylaws (or other applicable governing document), each as in effect on the Second Amendment Effective Date, and (iv) no action having been taken by such Borrower or its stockholders, directors or officers in contemplation of any amendments to items (i), (ii), or (iii) listed in this item (f), as certified, in the form attached to the Credit Agreement as Exhibit H.

(g)         The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Second Amendment Effective Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Second Amendment Effective Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(h)         The Principal Borrower shall have reserved such number of authorized and unissued Common Stock as required pursuant to Section 8.31 solely for the purpose of effecting the conversion of the Second Amendment Notes.

(i)           Each of the Borrowers shall have obtained all governmental, regulatory and third party consents and approvals, if any, necessary for the sale of the Second Amendment Notes on the Second Amendment Effective Date.

(j)           The proceeds from the issuance of the Second Amendment Notes shall be used by Principal Borrower for working capital and other general corporate purposes (provided (i) any expenditures made with such proceeds are in accordance with the most recent quarterly cash flow forecast approved by Agent pursuant to the terms of the First Amendment and (ii) in no event shall such proceeds be used to make any payments under the Settlement Agreement Documents or in connection with the Affiliate Indebtedness).

(k)          Each of the Borrowers shall have executed and/or delivered to the Agent such other documents relating to the transactions contemplated by this Agreement as the Agent or its counsel may reasonably request.

EXHIBIT C

Closing Checklist

(see attached)